Exhibit 10.162

FIRST ADDENDUM TO LEASE AGREEMENT

This FIRST ADDENDUM TO LEASE AGREEMENT, dated this _ day of ___, 2024 (“Addendum”) shall be attached to and made a part of that certain lease agreement dated ________ by and between PLATINUM EAGLES 2011, LLC, a Florida limited liability company (“Lessor”) whose address is P.O. Box 829, Windermere, FL 34786 and LA ROSA REALTY SUCCESS LLC, a Florida limited liability company (“Lessee”) whose address is 2200 E. Semoran Blvd, Suite 2244, Apopka, Florida 32703 for the property located at 2200 E. Semoran Blvd, Suite 2244, Apopka, Florida 32703 (collectively the “Lease”). In the event of any contradiction or inconsistency between the terms of this Addendum and the terms of the Lease, the terms of this Addendum shall control. All defined terms not specifically defined in this Addendum shall be given the meanings ascribed to them in the Lease.

RECITALS

A. Lessor has requested, and Lessee has agreed, to amend the Lease to include the requirements set forth below.

WITNESSESTH

WHEREAS, Lessor is the fee simple owner of the certain real property located in Orange County, Florida, more particularly described as: 2200 E. Semoran Blvd, Suite 2244, Apopka, Florida 32703 and

WHEREAS, Lessee acknowledges that there are certain provisions in the Lease to which Lessee shall continue to be bound; and

WHEREAS, Lessee acknowledges that there are certain Covenants and Restrictions in the complex and that Lessee shall continue to abide by all such terms, which were previously provided upon the execution of the Lease.

NOW THEREFORE, in consideration of the Premises hereof and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. APPROVAL OF ASSIGNMENT OF INTEREST OF LESSEE. Landlord hereby approves the assignment of fifty-one percent (51%) of the interest in Lessee to LA ROSA HOLDINGS CORP., a Florida corporation on the condition that LA ROSA HOLDINGS CORP., a Florida corporation execute a corporate guarantee attached hereto as Exhibit A. Lessee and any current guarantors shall remain jointly and severally liable.

2. SEVERABILITY. If any provision of this Addendum or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Addendum nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

Except as hereby amended, all other terms and provisions of the Lease Agreement and Amendments and adjoining Guaranty of Lease, if any, shall remain in full force and effect.

IN WITNESS WHEREOF, the _parties hereto have executed this Addendum on the date and year first written above.

LESSOR:

PLATINUM EAGLES 2011, LLC
A Florida limited liability company

By:
Name:
Title:

LESSEE:

LA ROSA REALTY SUCCESS LLC

By:
Name:
as Manager

EXHIBIT A

CORPORATE GUARANTY AGREEMENT